Exhibit 99.1

L. G. ZANGANI, LLC (908) 788-9660 Fax: (908) 788-4024 Nine Main Street, Flemington, NJ 08822 E-mail: office@zangani.com Web site: http://www.zangani.com

For Release: IMMEDIATELY

Contact:	Stephen F. Carman, VP/Treasurer (609) 631-6222 For further information see Investor Relations on YNB’s website: www.ynb.com Kevin Nally, LG Zangani LLC (908) 788-9660

YARDVILLE NATIONAL BANCORP REPORTS SECOND QUARTER EARNINGS

Hamilton, N.J.- July 21, 2003- Yardville National Bancorp (NASDAQ: YANB) today announced that for the quarter ended June 30, 2003, YNB’s net income increased to $3.6 million, up 1.7 percent from the $3.5 million earned in the same period a year ago. Earnings per share on a diluted basis decreased 20.9 percent to $0.34 compared to $0.43 earned in the same period in 2002.

For the six months ended June 30, 2003, YNB’s net income decreased 1.1 percent to $6.9 million from the $7.0 million earned in the same period a year ago. Earnings per share on a diluted basis for the first half of 2003 decreased 23.3 percent to $0.66 from the $0.86 per diluted share reported in the prior year’s first half. The decrease in earnings per share on a quarterly and year-to-date basis is primarily the result of higher average shares outstanding due to the issuance of 2.3 million shares in a public common stock offering completed in December 2002.

Despite some adverse economic conditions, YNB has maintained its steady growth in net interest income. Led by commercial loans, net interest income increased 13.2 percent in the first six months of 2003 compared to the same period in 2002. This growth in net interest income was offset by an increase in non-interest expenses and also by a decrease in net securities gains, resulting in lower net income for the first six months of 2003 compared to the same time period in 2002.

“We experienced modest improvement in our net interest margin in the second quarter of 2003 compared to the first quarter of this year,” explained YNB President and CEO Patrick M. Ryan. “Should the historically low interest rate environment continue, however, we would expect limited opportunities to expand our margin. In addition, anticipated increases in operating expenses to support expansion in our new and existing markets could continue to limit income growth,” he said.

At June 30, 2003, total loan outstandings, led by commercial loans, increased 24.1 percent over the same date a year ago, reaching $1.33 billion compared with a total of $1.07 billion twelve months ago. Credit quality has remained strong during this period of robust loan growth. Nonperforming assets increased $1.6 million in the second quarter of 2003 to $9.0 million compared to $7.4 million in the second quarter of 2002. Nonperforming assets as a percent of total assets increased to 0.38 percent at June 30, 2003 compared to 0.35 percent at June 30, 2002. The allowance for loan losses at June 30, 2003 totaled $17.5 million, or 1.31 percent of total loans, covering 238.6 percent of total nonperforming loans.

Total deposits increased 15.8 percent to $1.41 billion at June 30, 2003 from $1.22 billion in total deposits at June 30, 2002, funding YNB’s expanding commercial loan portfolio. Continuing its northward expansion, YNB opened another new branch – its first in Somerset County – in the second quarter of 2003. Earlier in the year, YNB introduced “Simply Better Checking” in Bucks County, Pennsylvania and the northern region, which includes Hunterdon, Middlesex and Somerset Counties in New Jersey. This relationship-oriented promotion has resulted in approximately $50 million in new deposits.

“We continue to explore new opportunities for growth, both in Mercer and in our northern region, as well as other target markets,” explained YNB Chairman Jay G. Destribats. “This way, we serve our communities by bringing our unique brand of customer service to new neighborhoods, and strengthen the bank at the same time.”

“By opening new branches and reinforcing our brand image, we expect to gain and retain profitable individual banking business,” added Mr. Ryan. “We believe that increasing our retail presence will reduce our cost of funds, improve our net interest margin, and increase the value of our franchise,” he concluded.

At June 30, 2003, the capital ratios for YNB continued to exceed those required by regulatory authorities to be considered a well-capitalized institution. In the first two quarters of 2003, YNB paid total cash dividends of $0.23 per share, an increase of 4.5 percent compared to the same period in 2002.

YNB had $2.35 billion in assets as of June 30, 2003, with twenty branches serving individuals and businesses in Mercer, Hunterdon, Burlington, Middlesex and Somerset counties in New Jersey and Bucks County in Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services with an emphasis on commercial real estate and commercial and industrial lending.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

L.G. Zangani, LLC provides financial public relations service to the Company. As such, L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and/or other services performed for the Company. This remuneration may take the form of cash, capital stock in the Company, or warrants and/or options to purchase stock in the Company.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(in thousands, except per share amounts)	2003	2002	2003	2002

Stock Information:
Weighted average shares outstanding:
Basic	10,395	8,025	10,396	8,018
Diluted	10,614	8,229	10,590	8,170
Shares outstanding end of period	10,416	8,045
Earnings per share:
Basic	$0.35	$0.44	$0.67	$0.88
Diluted	0.34	0.43	0.66	0.86
Dividends paid per share	0.115	0.11	0.23	0.22
Book value per share	14.28	12.90
Closing price per share	19.52	19.94
Closing price to book	136.69%	154.57%
Key Ratios:
Return on average assets	0.62%	0.69%	0.61%	0.70%
Return on average stockholders’ equity	9.73	14.12	9.46	14.41
Net interest margin (tax equivalent)	2.37	2.41	2.34	2.35
Equity-to-assets at period end	6.30	4.90
Tier 1 leverage ratio (1)	7.75	6.52
Asset Quality Data:
Net loan charge-offs	$303	$23	$1,163	$69
Nonperforming assets as a percentage of total assets	0.38%	0.35%
Allowance for loan losses at period end as a percent of:
Total loans	1.31	1.41
Nonperforming loans	238.59	247.75
Nonperforming assets at period end:
Nonperforming loans	$7,338	$6,094
Other real estate	1,651	1,257

Total nonperforming assets	$8,989	$7,351

(1)  Tier 1 leverage ratio is Tier 1 capital to adjusted average assets

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(in thousands, except per share amounts)	2003	2002	2003	2002

INTEREST INCOME:
Interest and fees on loans	$20,910	$18,342	$40,964	$35,911
Interest on deposits with banks	17	14	24	30
Interest on securities available for sale	8,196	10,362	17,003	20,522
Interest on investment securities:
Taxable	39	248	97	511
Exempt from Federal income tax	698	579	1,329	1,161
Interest on Federal funds sold	165	353	376	655

Total Interest Income	30,025	29,898	59,793	58,790

INTEREST EXPENSE:
Interest on savings account deposits	2,829	2,943	5,469	5,727
Interest on certificates of deposit of $100,000 or more	1,039	1,325	2,097	2,710
Interest on other time deposits	3,738	4,298	7,591	8,931
Interest on borrowed funds	8,897	8,969	17,931	17,636
Interest on trust preferred securities	690	775	1,544	1,550

Total Interest Expense	17,193	18,310	34,632	36,554

Net Interest Income	12,832	11,588	25,161	22,236
Less provision for loan losses	1,250	1,075	1,850	1,625

Net Interest Income After Provision for Loan Losses	11,582	10,513	23,311	20,611

NON-INTEREST INCOME:
Service charges on deposit accounts	572	552	1,119	1,068
Securities gains, net	539	983	690	1,626
Bank owned life insurance	522	432	1,031	843
Other non-interest income	905	351	1,270	683

Total Non-Interest Income	2,538	2,318	4,110	4,220

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,227	4,346	10,244	8,588
Occupancy expense, net	935	863	1,961	1,680
Equipment expense	737	601	1,427	1,145
Other non-interest expense	2,267	2,116	4,181	3,712

Total Non-Interest Expense	9,166	7,926	17,813	15,125

Income before income tax expense	4,954	4,905	9,608	9,706
Income tax expense	1,362	1,373	2,660	2,679

Net Income	$3,592	$3,532	$6,948	$7,027

EARNINGS PER SHARE:
Basic	$0.35	$0.44	$0.67	$0.88
Diluted	0.34	0.43	0.66	0.86

Weighted average shares outstanding:
Basic	10,395	8,025	10,396	8,018
Diluted	10,614	8,229	10,590	8,170

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	June 30,		Dec. 31,

(in thousands)	2003	2002	2002

Assets:
Cash and due from banks	$30,781	$28,158	$28,608
Federal funds sold	31,125	109,035	72,485

Cash and Cash Equivalents	61,906	137,193	101,093

Interest bearing deposits with banks	25,782	4,129	2,501
Securities available for sale	806,574	795,148	820,665
Investment securities	63,796	62,904	54,690
Loans	1,332,007	1,073,070	1,195,143
Less: Allowance for loan losses	(17,508)	(15,098)	(16,821)

Loans, net	1,314,499	1,057,972	1,178,322
Bank premises and equipment, net	11,961	11,341	12,208
Other real estate	1,651	1,257	1,048
Bank owned life insurance	41,843	32,561	40,850
Other assets	24,951	17,290	20,081

Total Assets	$2,352,963	$2,119,795	$2,231,458

Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$144,251	$124,360	$126,183
Interest bearing	1,268,001	1,095,169	1,146,103

Total Deposits	1,412,252	1,219,529	1,272,286

Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	726,000	735,004	746,000
Obligation for Employee Stock Ownership Plan (ESOP)	955	600	400
Other	1,033	1,221	1,311

Total Borrowed Funds	737,988	746,825	757,711

Trust preferred securities	36,000	32,500	32,500
Other liabilities	18,515	17,174	23,022

Total Liabilities	$2,204,755	$2,016,028	$2,085,519

Stockholders’ equity:
Common stock: no par value	89,550	54,760	89,297
Surplus	2,205	2,205	2,205
Undivided profits	55,189	45,432	50,633
Treasury stock, at cost	(3,154)	(3,030)	(3,154)
Unallocated ESOP shares	(955)	(600)	(400)
Accumulated other comprehensive income	5,373	5,000	7,358

Total Stockholders’ Equity	148,208	103,767	145,939

Total Liabilities and Stockholders’ Equity	$2,352,963	$2,119,795	$2,231,458

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2003			June 30, 2002

			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Deposits with other banks	$5,440	$17	1.25%	$3,441	$14	1.63%
Federal funds sold	56,975	165	1.16	88,274	353	1.60
Securities	882,475	8,933	4.05	836,157	11,189	5.35
Loans (1)	1,278,949	20,910	6.54	1,049,093	18,342	6.99

Total interest earning assets	$2,223,839	$30,025	5.40%	$1,976,965	$29,898	6.05%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$24,990			$23,125
Allowance for loan losses	(16,871)			(14,063)
Premises and equipment, net	12,189			11,241
Other assets	65,421			52,022

Total non-interest earning assets	85,729			72,325

Total assets	$2,309,568			$2,049,290

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets and interest bearing demand	$635,619	$2,829	1.78%	$464,145	$2,943	2.54%
Certificates of deposit of $100,000 or more	139,178	1,039	2.99	150,262	1,325	3.53
Other time deposits	463,099	3,738	3.23	450,143	4,298	3.82

Total interest bearing deposits	1,237,896	7,606	2.46	1,064,550	8,566	3.22
Borrowed funds	739,026	8,897	4.82	720,415	8,969	4.98
Trust preferred securities	36,000	690	7.67	32,500	775	9.54

Total interest bearing liabilities	$2,012,922	$17,193	3.42%	$1,817,465	$18,310	4.03%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$131,603			$116,396
Other liabilities	17,377			15,379
Stockholders’ equity	147,666			100,050

Total non-interest bearing liabilities and stockholders’ equity	$296,646			$231,825

Total liabilities and stockholders’ equity	$2,309,568			$2,049,290

Interest rate spread (2)			1.98%			2.02%

Net interest income and margin (3)		$12,832	2.31%		$11,588	2.34%

Net interest income and margin (tax equivalent basis)(4)		$13,196	2.37%		$11,906	2.41%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34 % and has the effect of increasing interest income by $364,000 and $318,000 for the three month periods ended June 30, 2003 and 2002, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2003			June 30, 2002

			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Deposits with other banks	$3,417	$24	1.40%	$3,039	$30	1.97%
Federal funds sold	65,788	376	1.14	81,104	655	1.62
Securities	891,612	18,429	4.13	823,437	22,194	5.39
Loans (1)	1,247,927	40,964	6.57	1,033,614	35,911	6.95

Total interest earning assets	$2,208,744	$59,793	5.41%	$1,941,194	$58,790	6.06%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$24,290			$22,682
Allowance for loan losses	(16,676)			(13,799)
Premises and equipment, net	12,171			11,137
Other assets	63,751			51,354

Total non-interest earning assets	83,536			71,374

Total assets	$2,292,280			$2,012,568

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets and interest bearing demand	$603,623	$5,469	1.81%	$444,458	$5,727	2.58%
Certificates of deposit of $100,000 or more	138,418	2,097	3.03	149,576	2,710	3.62
Other time deposits	464,527	7,591	3.27	446,510	8,931	4.00

Total interest bearing deposits	1,206,568	15,157	2.51	1,040,544	17,368	3.34
Borrowed funds	748,132	17,931	4.79	714,465	17,636	4.94
Trust preferred securities	37,135	1,544	8.32	32,500	1,550	9.54

Total interest bearing liabilities	$1,991,835	$34,632	3.48%	$1,787,509	$36,554	4.09%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$125,973			$112,985
Other liabilities	27,509			14,575
Stockholders’ equity	146,963			97,499

Total non-interest bearing liabilities and stockholders’ equity	$300,445			$225,059

Total liabilities and stockholders’ equity	$2,292,280			$2,012,568

Interest rate spread (2)			1.93%			1.97%

Net interest income and margin (3)		$25,161	2.28%		$22,236	2.29%

Net interest income and margin (tax equivalent basis)(4)		$25,861	2.34%		$22,852	2.35%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34 % and has the effect of increasing interest income by $700,000 and $616,000 for the six month periods ended June 30, 2003 and 2002, respectively.